EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350, AS ENACTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Voice Holding Corp. (the “Company”) on Form 10-Q (the “Report”), for the nine month period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned Officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2009                                                                                                /s/ Bill Burbank

Bill Burbank

Chief Executive Officer

May 15, 2009                                                                                                /s/ D. Ronald Allen

D. Ronald Allen

Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the act and is not being filed as part of the report or as a separate disclosure document.